EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Number 33-71442 of Minnesota Brewing Company and the Prospectus relating thereto of our report dated February 26, 1999, (April 15, 1999, as to Note 2) which is included in this Annual Report on Form 10-K.



                                         McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
April 15, 1999